Sportsman’s Warehouse to Acquire 8 Field & Stream Stores

MIDVALE, Utah, Sept. 30, 2019 -- Sportsman’s Warehouse Holdings, Inc. (Nasdaq: SPWH) announced today that it has entered into agreements with DICK’S Sporting Goods, Inc. (NYSE: DKS) to acquire 8 Field & Stream locations. The acquired stores will be operated as Sportsman’s Warehouse stores and are located in Pennsylvania (3), New York (2), North Carolina (2) and Michigan (1). The total purchase price of $28 million for inventory and assets will be funded through borrowings under Sportsman’s revolving credit facility. Sportsman’s will sublease the eight locations from DICK’S.  The transaction is expected to close on October 11, 2019 subject to customary closing conditions.

This acquisition is consistent with Sportsman’s strategy to return to a more typical store growth pattern, following a period of investment in omni-channel capabilities, technology, and debt reduction over the last two years.

“We are very pleased to announce this opportunistic expansion of our current 95 store base through the acquisition of these 8 Field & Stream locations. Each of these stores operate in strong markets, with well-established customer bases. We look forward to serving these communities with our continued strong commitment to provide outstanding gear and exceptional service to inspire outdoor memories.” said Jon Barker, Chief Executive Officer.

Excluding non-recurring costs and non-cash purchase accounting adjustments, this transaction is expected to be neutral to EPS in fiscal year 2019, and accretive to EPS in fiscal year 2020. The acquired stores, both individually and collectively, meet or exceed the investment hurdle rates that Sportsman’s has established for opening any new store.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this release include, but are not limited to, statements regarding the expected benefits of the acquisition and the expected timing of the closing of the acquisition.  Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s ability to satisfy the closing conditions in the asset purchase agreement and consummate the acquisition; the Company’s ability to successfully integrate the Field & Stream stores into the Company’s business and to realize the anticipated benefits of the acquisition; the possibility that the expected benefits from the acquisition may not materialize as expected or in the timeframes expected; the parties’ ability to meet expectations regarding the timing and completion of the transaction; retention of employees at the eight acquired locations following the announcement of the transaction; the Company’s retail-based business model, general economic conditions and consumer spending, the Company’s concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the Company’s expansion into new markets and planned growth, current and future government regulations, risks related to the Company’s continued retention of its key management, the Company’s distribution center, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 2, 2019 which was filed with the SEC on March 29, 2019 and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is an outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contact:

ICR, Inc.

Rachel Schacter

(203) 682-8200

investors@sportsmanswarehouse.com